Exhibit 3.20

FIRST AMENDMENT TO

LIMITED PARTNERSHIP AGREEMENT

OF

ROSETTA RESOURCES GATHERING LP

This First Amendment (“1st Amendment”) to that certain Limited Partnership Agreement (the “Agreement”) of Rosetta Resources Gathering LP, a Delaware limited partnership (the “Partnership”) dated as of April 5, 2007, is hereby agreed by Rosetta Resources Gathering GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), Rosetta Resources Holdings, LLC, a Delaware limited liability company and the sole limited partner of the Partnership (the “Limited Partner”), as acknowledged and agreed by Rosetta Resources Operating LP, a Delaware limited partnership (the “Substituted General Partner”).

WITNESSETH:

WHEREAS, the with the full approval of the Limited Partner, the General Partner has transferred the entirety of its Partnership Interest to the Substituted General Partner, effective May 22, 2008, and for accounting purposes, as of March 3, 2008; and

NOW, THEREFORE, FOR AND IN CONSIDERATION OF the premises, the mutual covenants, rights, and obligations set forth in this 1st Amendment, the benefits to be derived from them, and other good and valuable consideration, the receipt and the sufficiency of which each Partner acknowledges and confesses, the Partners and substituted General Partner agree as follows:

1.        Substituted Exhibit A. Supplemental Exhibit “A” to the Agreement as attached hereto is hereby substituted for the existing Exhibit “A” to the Agreement.

2.        Extent of Amendment. Except as expressly amended herein, the Agreement shall remain in full force and effect otherwise unamended.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this 1st Amendment on the 22nd day of May, 2008, and for accounting purposes to be effective as of 3rd day of March, 2008.

GENERAL PARTNER ROSETTA RESOURCES GATHERING GP, LLC	LIMITED PARTNER ROSETTA RESOURCES HOLDINGS, LLC

/s/ Randy L. Limbacher	/s/ Charles F. Chambers
Randy L. Limbacher President and Chief Executive Officer	Charles F. Chambers Executive Vice President, Corporate Development

Acknowledged and agreed to by substituted general partner and transferee as hereby approved by the Partners.

ROSETTA OPERATING LP

by its general partner, ROSETTA RESOURCES OPERATING GP, LLC

/s/ Charles F. Chambers
Charles F. Chambers Executive Vice President, Corporate Development

SUPPLEMENTAL EXHIBIT “A”

Names and Addresses of Partners	Capital Contribution	Sharing Ratios

General Partner:	$10	1%
Rosetta Resources Operating LP 717 Texas, Suite 2800 Houston, Texas 77002

Limited Partner:	$990	99%
Rosetta Resources Holdings, LLC 717 Texas, Suite 2800 Houston, Texas 77002